PRESS RELEASE

Contacts:
Mellanox Technologies
Brian Sparks
408-970-3400
ir@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Financial Results for Q3 2007
Fifth Consecutive Quarter of Record Revenue and Record Operating and Net Income

SANTA CLARA, Calif. and YOKNEAM, Israel – Oct. 24, 2007 – Mellanox™ Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of semiconductor-based, server and storage interconnect products, today announced financial results for its third quarter of 2007, ended Sept. 30, 2007.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded revenue in the third quarter of $22.7 million, up 15 percent from $19.8 million in the second quarter of 2007 and up 69 percent from $13.4 million in the third quarter a year ago.

Gross margins in the third quarter were 74.9 percent, compared with 75.1 percent in the second quarter of 2007 and 72.8 percent in the third quarter of 2006. GAAP net income in the third quarter was $7.0 million or $0.21 per diluted share, compared with $5.6 million or $0.17 per diluted share in the second quarter of 2007 and $2.8 million in the third quarter of 2006.

On a non-GAAP basis, the company recorded third quarter net income of $8.0 million compared with $6.4 million in the second quarter of 2007 and $2.9 million in the third quarter a year ago. These non-GAAP net income results exclude share-based compensation expenses.

Total cash and investments were $148.2 million at Sept. 30, 2007. The company generated $9.6 million of cash from operations during the quarter and $21.3 million during the first nine months of 2007.

“Our third quarter marked the fifth consecutive quarter of record revenue, with net and operating income (both in dollars and as a percentage of sales) at record highs,” said Eyal Waldman, chairman, president and CEO. “Our ConnectX InfiniBand adapters are enjoying wide adoption by our OEM customer base, and are being integrated into large-cluster deployments, as well as in volume-level servers, blade servers and storage devices, expanding our addressable markets.

“We are also seeing initial end-user deployments of our ConnectX 10 Gigabit Ethernet adapters for use in a variety of markets,” he said.

Recent Mellanox Press Release Highlights:
• Oct. 15 – IBRIX and Mellanox Offer the First InfiniBand-Attached Scalable NAS Solution

• Oct. 9 – Mellanox 10 Gigabit Ethernet Products Demonstrate Industry-Wide Interoperability at UNH IOL Summit

• Sept. 19 – Mellanox InfiniBand Drives Transaction Processing and Storage Performance Benchmark on HP BladeSystem c-Class

• Sept. 18 – Mellanox ConnectX™ IB InfiniBand Adapters Accelerate IBM BladeCenter® H

• Sept. 17 – Mellanox Delivers First PCI Express® 2.0 20Gb/s InfiniBand and 10 Gigabit Ethernet Adapters

• Sept. 12 – Mellanox ConnectX™ IB InfiniBand Mezzanine Adapters and Switches Accelerate the New HP BladeSystem c3000 Enclosure

• Sept. 11 – Mellanox and Verari Systems Demonstrate InfiniBand Converged Wire Benefits in Server Blades with VMware

• Aug. 6 – Mellanox Announces Availability of Turnkey NFS-RDMA SDK for InfiniBand that Delivers 10X Throughput Improvement

Conference Calls
Mellanox will broadcast its third quarter financial results conference call today, Wednesday, Oct. 24, 2007 at 2:00 p.m. Pacific time (5 p.m. Eastern time). To listen to the call, please dial (719) 325-4860 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately one hour after the conclusion of the call, and will remain available for one week. To access the replay, dial (719) 457-0820. The pass code is 2648802.

Mellanox will also conduct a conference call on Thursday, Oct. 25, 2007 at 9:00 a.m. Israel Standard Time (IST) to discuss the company’s third fiscal quarter financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call, and will remain available for twenty-four hours. To access the replay, dial +972-3-9255940.

Both conference calls will be available via a live webcast on the investor relations section of the Mellanox web site at www.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 30 days.

About Mellanox
Mellanox Technologies is a leading supplier of semiconductor-based, high-performance, InfiniBand and Ethernet connectivity products that facilitate data transmission between servers, communications infrastructure equipment and storage systems. The company’s products are an integral part of a total solution focused on computing, storage and communication applications used in enterprise data centers, high-performance computing and embedded systems.

Founded in 1999, Mellanox Technologies is headquartered in Santa Clara, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses because it enhances investors’ ability to review our business from the same perspective as management, which believes that share-based compensation expenses are not directly attributable to the underlying performance of the company’s business operations. Further, management uses non-GAAP information as certain non-cash charges such as share-based compensation do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued rate of adoption of our ConnectX InfiniBand adapter products by our customers, the integration of our ConnectX InfiniBand adapter products into large-cluster deployments, volume-level servers, blade servers and storage devices, the rate at which our OEM customer base expands; whether the number of enterprise and commercial applications for our products will continue to increase; whether, and if, we can ship to additional tier-one server companies later this year; our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K and in our most recent Form 10-Q filed with the SEC on Aug. 8, 2007. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(In thousands, except per share data)
Revenues	$22,664	$13,422	$59,298	$32,741
Cost of revenues	(5,695)	(3,651)	(14,891)	(9,601)

Gross profit	16,969	9,771	44,407	23,140

Operating expenses:
Research and development	6,067	3,821	17,603	11,064
Sales and marketing	3,294	2,122	9,089	6,080
General and administrative	1,607	926	4,467	2,544

Total operating expenses	10,968	6,869	31,159	19,688

Income from operations	6,001	2,902	13,248	3,452
Other income, net	1,432	101	4,169	232

Income before taxes on income	7,433	3,003	17,417	3,684
Provision for taxes on income	(461)	(148)	(1,554)	(271)

Net income	$6,972	$2,855	$15,863	$3,413

Accretion of Series D mandatorily redeemable convertible preferred shares	—	(44)	—	(132)
Net income allocable to preferred shareholders	—	(2,811)	—	(3,281)

Net income attributable to ordinary shareholders	$6,972	$0.00	$15,863	$0.00

Net income per share attributable to ordinary shareholders — basic	$0.23	$0.00	$0.59	$0.00

Net income per share attributable to ordinary shareholders — diluted	$0.21	$0.00	$0.54	$0.00

Shares used in computing income per share attributable to ordinary shareholders:
Basic	30,146	7,697	26,806	7,673
Diluted	32,575	9,752	29,264	9,623

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
GAAP NET INCOME	$6,972	$2,855	$15,863	$3,413
Adjustments:
Share-based compensation expense	995	62	2,420	172

NON-GAAP NET INCOME	$7,967	$2,917	$18,283	$3,585

GAAP SHARES – BASIC	30,146	7,697	26,806	7,673
Adjustments:
Impact from weighted outstanding shares*	386	32	3,726	56

NON-GAAP SHARE – BASIC	30,532	7,729	30,532	7,729

GAAP SHARES – DILUTED	32,575	9,752	29,264	9,623
Adjustments:
Impact from weighted outstanding shares*	386	32	3,726	56
Effect of dilutive securities under GAAP**	(2,429)	(2,055)	(2,458)	(1,950)
Total options vested and exercisable	3,253	3,400	3,253	3,400

NON-GAAP SHARES – DILUTED	33,785	11,129	33,785	11,129

*  Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Because the shares issued pursuant to our initial public offering were issued, and all of our then outstanding preferred shares converted into ordinary shares on February 13, 2007, those shares were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

**  This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasure method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2007	2006
	(In thousands)
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$54,084	$20,570
Marketable securities	93,497	—
Restricted cash	630	678
Accounts receivable, net	13,700	10,141
Inventories	5,382	4,079
Prepaid expenses and other	1,138	2,470

Total current assets	168,431	37,938
Property and equipment, net	6,987	2,588
Severance assets	2,914	2,284
Intangible assets, net	411	167
Other long-term assets	122	124

Total assets	$178,865	$43,101

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,314	$4,490
Other accrued liabilities	11,480	6,426
Capital lease obligations, current	2,088	420
Other liabilities, current	—	1,156

Total current liabilities	19,882	12,492
Accrued severance	3,781	2,940
Capital lease obligations, net of current portion	1,479	541
Other long-term obligations	77	96

Total liabilities	25,219	16,069
Commitments and contingencies
Mandatorily redeemable convertible preferred shares	—	55,759
Convertible preferred shares	—	36,338
Shareholders’ equity (deficit)
Ordinary shares	126	32
Additional paid-in capital	206,905	4,174
Accumulated other comprehensive income	23	—
Accumulated deficit	(53,408)	(69,271)

Total shareholders’ equity (deficit)	153,646	(65,065)

Total liabilities, convertible preferred shares and shareholders’ equity (deficit)	$178,865	$43,101

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2007	2006
	(In thousands of dollars)
Cash flows from operating activities:
Net income	$15,863	$3,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,431	1,401
Share-based compensation expense	2,420	172
Accrued interest on restricted cash	(1,453)	(42)
Changes in assets and liabilities:
Accounts receivable, net	(3,559)	(1,777)
Inventories	(1,303)	886
Prepaid expenses and other assets	1,334	(905)
Accounts payable	1,824	846
Accrued liabilities and other payables	4,760	315

Net cash provided by operating activities	21,317	4,309

Cash flows from investing activities:
Purchase of severance-related insurance policies	(630)	(395)
Purchases of marketable securities	(99,580)	—
Maturities and sale of marketable securities	7,536	—
Return of restricted cash deposit	71	50
Purchase of property and equipment	(2,270)	(606)

Net cash used in investing activities	(94,873)	(951)

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs	105,955	—
Principal payments on capital lease obligations	(1,233)	(203)
Payments on deferred public offering costs	—	(144)
Proceeds from exercise of share options	2,348	439

Net cash provided by financing activities	107,070	92

Net increase in cash and cash equivalents	33,514	3,450
Cash and cash equivalents at beginning of period	20,570	12,350

Cash and cash equivalents at end of period	$54,084	$15,800